Exhibit 10Q

March 2, 2000

Mr. Gregory R. Staley
286 Autumn Terrace
Franklin Lakes, NJ 07417

Dear Greg:

The purpose of this letter is to confirm our agreement with regard to your rights to terminate your employment in the event of a change in reporting relationship. This letter constitutes an amendment of your Retention Agreement dated May 1, 1997 (the "Agreement") pursuant to Section 13[c] of the Agreement.

Specifically, we have agreed that, in view of the recent changes in the senior management of the Company, Section 4[b][ii] of the Agreement is hereby amended to read as follows:

         "[ii] Due to the unique nature of the Company's International Division and the resulting burdens imposed on the Executive thereby, notwithstanding anything to the contrary contained herein, the Executive's employment may be terminated during the Employment Period by the Executive by providing written notice to the Company within 30 days of the first day on which the Executive no longer reports directly to the Chief Executive Officer of the Company, in which event the "Date of Termination" for purposes hereof shall be the date set forth in such notice (which shall not be less than 60 days from the date of such notice unless the Company consents thereto in writing)."

This letter does not constitute a consent or waiver to or modification of any other provision, term or condition of the Agreement, all of which remain in full force and effect.

If this letter accurately sets forth in full the terms of our agreement concerning the matter set forth herein, please execute this letter where indicated.

Sincerely,

TOYS "R" US, INC.                           SO AGREED:

By:   /s/ John H. Eyler Jr.                        /s/ Gregory R. Staley
   --------------------------               -----------------------------------
       John H. Eyler, Jr.                           Gregory R. Staley

                                   Exhibit 10Q
                                                                     May 6, 1999

Gregory R. Staley
286 Autumn Terrace
Franklin Lakes, New Jersey  07417

Dear Mr. Staley:

      The purpose of this letter is to confirm our agreement requiring you to provide notice to Toys "R" Us, Inc. ("TRU") if you were to terminate your employment with TRU at any time. This letter constitutes an amendment of your employment contract dated May 1, 1997 (the "Contract") pursuant to Section 13(c) of the Contract.

      Specifically, we have agreed that, in exchange for TRU providing you with additional consideration to the consideration provided to you under the Contract, including the issuance of additional restricted stock units, you shall provide TRU with not less than four months advance notice (the "Mandatory Notice Period") prior to your terminating for any reason other than Good Reason (as described in the Contract) your employment with TRU. You have agreed that during the Mandatory Notice Period you shall continue to perform all of your duties in accordance, and in compliance, with the terms of the Contract.

      You have also agreed that, prior to and during the term of the Mandatory Notice Period, you shall not disclose to any third parties, other than executive search firms, prospective employers (collectively, the "Permitted Third Parties") and your wife, your intention and/or decision to terminate employment with TRU. Prior to any disclosure of any such information to any Permitted Third Party, you shall secure from each Permitted Third Party the Permitted Third Party's written agreement not to disclose such information until after the Mandatory Notice Period to anyone other than officers and directors of such Permitted Third Party who need to know such information.

      You acknowledge that the provisions of this letter agreement are reasonable and necessary for the protection of TRU and its subsidiaries and affiliates. In addition, you acknowledge that TRU and its subsidiaries and affiliates will be irrevocably damaged if you fail to provide TRU with at least four months advance notice of termination or otherwise fail to comply with the terms of this letter, as provided for herein. Accordingly, you agree that, in addition to any other relief to which TRU may be entitled, TRU will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining you from any actual or threatened breach of your obligations hereunder.

      If this letter accurately sets forth in full the terms of our agreement concerning the matters set forth herein, please execute this letter where indicated.

                                                     Sincerely,

                                                     TOYS "R" US, INC.

                                                     By: /s/ Robert C. Nakasone
                                                         ----------------------
                                                         Robert Nakasone
                                                         Chief Executive Officer

SO AGREED

/s/ Gregory R. Staley
---------------------
    Gregory R. Staley